SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K/A-1


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           February 7, 2001
                            Date of Report
                  (Date of Earliest Event Reported)

                       WIZZARD SOFTWARE CORPORATION
       (Exact Name of Registrant as Specified in its Charter)

   Colorado               333-69415               87-0575577
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                              424 Gold Way
                      Pittsburgh, Pennsylvania 15213
                 (Address of Principal Executive Offices)

                            (412) 621-0902
                       Registrant's Telephone Number

                            Not Applicable
        (Former Name or Former Address if changed Since Last Report)

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

                     WIZZARD SOFTWARE CORP.


                      FINANCIAL STATEMENTS
                              AND
                   SUPPLEMENTARY INFORMATION
                              WITH
                  INDEPENDENT AUDITOR'S REPORT

             YEARS ENDED DECEMBER 31, 2000 AND 1999

                             CONTENTS

                                                             PAGE


Independent auditor's report                                    1


Financial statements:
  Balance sheets                                              2-3
  Statements of income                                          4
  Statements of retained earnings                               5
  Statements of cash flows                                    6-7
Notes to financial statements                                8-14

Independent auditor's report on supplementary information      15

Supplementary information:
  Schedule I - summaries of cost of goods sold                 16
  Schedule II - summaries of operating expenses                17
  Schedule III - summaries of net change in
    receivables, payables, inventory, prepaid and
    accrued items                                              18

                  INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Wizzard Software Corp.
Pittsburgh, Pennsylvania  15213



     We have audited the accompanying balance sheets of Wizzard Software
Corp. as of December 31, 2000 and 1999, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wizzard Software Corp. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


Clinton, Maryland
February 19, 2001

                      WIZZARD SOFTWARE CORP.

                          BALANCE SHEETS


                              ASSETS

                                                      December 31,
                                                    2000          1999
Current assets:
  Cash (Note 5)                                 $     54,143   $   153,665
  Inventory (Note 9)                                 121,023       136,504
  Accounts receivable                                    416             0
  Notes receivable (Note 10)                          31,310             0
  Prepaid expenses                                       285             0

   Total current assets                              207,177       290,169

Fixed assets, at cost:
  Furniture, fixtures and equipment                  181,308       141,386
  Leasehold improvements                              36,482        36,482
  Software                                            37,449        32,539

                                                     255,239       210,407
  Less accumulated depreciation and amortization     105,061        66,811

   Total fixed assets, net                           150,178       143,596

Other assets:
  Intangible assets, net of amortization
   of $2,739 and $1,535, respectively                  8,033           972
 Organization cost, net of amortization
   of $323 and $405, respectively                         11         1,420
 Deposits                                              2,000         2,973

   Total other assets                                 10,044         5,365

   Total assets                                    $ 367,399     $ 439,130

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

                    BALANCE SHEETS (CONTINUED)



               LIABILITIES AND STOCKHOLDERS' EQUITY
                                                         December 31,
                                                      2000         1999
Current liabilities:
  Trade accounts payable                       $      95,137   $    35,649
  Franchise taxes payable                                  0         1,100
  Note payable (Note 11)                             750,000             0
  Accrued expenses (Note 11)                          45,747             0

   Total current liabilities                         890,884        36,749

Long-term liabilities:
   Stockholder loans (Note 2)                              0           854

   Total liabilities                                 890,884        37,603

Stockholders' equity:
  Common stock, $.001 par value; 20,000,000 and
    14,154,133 shares authorized, respectively;
    13,620,472 and 13,508,859 shares issued and
    outstanding, respectively (Note 8)                13,620        13,509
  Paid-in capital                                  2,373,837     1,918,290
  Retained deficit                                (2,910,942)   (1,530,272)

   Total stockholders' equity (deficit)             (523,485)      401,527

   Total liabilities and stockholders' equity   $    367,399  $    439,130

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

                       STATEMENTS OF INCOME
                                                    Years ended December 31,
                                                    2000             1999
Sales (net of discounts of $10,842 and $17,412,
  respectively)                                 $    189,625  $    241,601

Cost of goods sold                                   (67,874)     (134,126)

Gross profit on sales                                121,751       107,475

Operating expenses                                (1,503,994)     (733,728)

Loss from operations                              (1,382,243)     (626,253)

Other income                                           1,573             0

Net loss                                        $ (1,380,670)   $ (626,253)

Loss per common share                           $       (.10)   $     (.05)

                    See accompanying notes.

                     WIZZARD SOFTWARE CORP.

                STATEMENTS OF RETAINED EARNINGS

                                                   Years ended December 31,
                                                      2000         1999
Retained deficit, January 1                     $ (1,530,272)   $  (904,019)

Net loss                                          (1,380,670)      (626,253)

Retained deficit, December 31                   $ (2,910,942)   $(1,530,272)

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

                     STATEMENTS OF CASH FLOWS

                                                    Years ended December 31,
                                                     2000           1999
Cash flows from operating activities:
  Net loss                                      $ (1,380,670)   $  (626,253)
  Noncash expenses, revenues and losses
    included in net loss:
      Depreciation and amortization                   39,521         30,912
      Prior year's amortization recaptured              (149)             0
      Net (increase) decrease in receivables,
        inventory and prepaid items                  (22,331)        59,023
      Net increase in payables
        and accrued items                            104,135         17,169

Net cash used by operating activities             (1,259,494)      (519,149)

Cash flows from investing activities:
  Purchase of fixed assets                           (44,832)       (24,219)

Cash flows from financing activities:
  Decrease in stockholder loans                         (854)       (12,070)
  Proceeds from issuance of stock                    455,658        406,072
  Increase in notes payable                          750,000              0

Net cash provided by financing activities          1,204,804        394,002

Net decrease in cash                                 (99,522)      (149,366)

Cash at beginning of year                            153,665        303,031

Cash at end of year                            $      54,143    $   153,665

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

               STATEMENTS OF CASH FLOWS (CONTINUED)

       SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                  Years ended December 31,
                                                  2000             1999
Cash paid for:
  Interest                                     $           0    $         0
  Income taxes                                 $           0    $         0

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999


1. Significant accounting policies

        This summary of significant accounting policies of Wizzard
   Software Corp. is presented to assist the reader in understanding the Corporation's financial statements. The Corporation maintains its books and records on the accrual basis of accounting, under which revenues are recognized when earned and expenses are recognized when incurred.

   History and business activity

        Wizzard Software Corp. was incorporated on February 29, 1996 under the laws of the State of Delaware. The Corporation engages primarily in the development, sale, and service of computer software products.

   Estimates

        The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those amounts.

   Cash

        For purposes of the statement of cash flows, the Corporation considers all highly liquid debt instruments with an original maturity date of three months or less to be cash.

   Inventory

        Inventory is stated at cost. Cost is determined by the specific identification method.

   Accounts receivable - trade

        The Corporation uses the direct write-off method for uncollectible accounts receivable. Accounts are written off when management deems them uncollectible. Management is of the opinion that all accounts receivable as of December 31, 2000 were fully collectible. All accounts receivable as of December 31, 1999 were fully collected.

                      WIZZARD SOFTWARE CORP.

                 NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2000 AND 1999

1. Significant accounting policies (continued)

   Depreciation and amortization

          Depreciation of property and equipment and amortization of software is provided on the straight-line methods over the following estimated useful lives:

                                                      Estimated Life

        Furniture, fixtures and equipment                 5-10 years
        Leasehold improvements                              39 years
        Software                                          5-10 years

        Depreciation expense for the years ended December 31, 2000 and 1999 was $31,652 and $24,284, respectively. Amortization expense of software for the years ended December 31, 2000 and 1999 was $6,598 and $5,936, respectively.

        Intangibles, which consist of web page development and domain name registration, are being amortized on the straight-line method over a period of 2-5 years. Amortization expense of intangibles for the years ended December 31, 2000 and 1999 was $1,204 and $476, respectively.

        Organizational costs are being amortized on the straight-line method over a period of 5 years. Amortization expense of organization costs for the years ended December 31, 2000 and 1999 was $67 and $216, respectively.

   Fair value of financial instruments

        The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying value of short and long-term debt approximates fair value based upon discounting the projected cash flows using market rates available for similar maturities.

   Advertising and  marketing

        Advertising and marketing costs, which are principally included in operating expenses, are expensed as incurred. Advertising and marketing expenses for the years ended December 31, 2000 and 1999 were $232,438 and $63,606, respectively.

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999

2. Related party transactions

        A loan payable in the amount of $854 was due to Christopher J. Spencer, the President and twenty-one percent stockholder of the Corporation, at December 31, 1999. The loan was paid in full during the year ended December 31, 2000.


3. Income tax carryforwards

        For income tax reporting purposes, the Corporation has a net operating loss carryforward as of December 31, 2000 and 1999 of $2,898,687 and $1,525,117, respectively, which can be used to reduce taxable income in future years.

        Net operating losses generated prior to 1998 may be carried forward for fifteen years. Net operating losses generated after 1997 may be carried forward for twenty years. The net operating losses shown above as of December 31, 2000 and 1999 are composed of losses generated in the following years:

                                                    Amount of
      Year of origination Year of expiration       Loss remaining

        1996                            2011         $    159,849
        1997                            2012              297,383
        1998                            2018              441,632
        1999                            2019              626,253

        As of December 31, 1999                         1,525,117
        2000                            2020            1,373,570

        As of December 31, 2000                       $ 2,898,687

          The tax benefit from the net operating loss will be limited due the substantial change in ownership (Note 12).

                     WIZZARD SOFTWARE CORP.

                 NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2000 AND 1999

4.    Future minimum rentals

        The Corporation has entered into a lease for the use of office space in Pittsburgh, Pennsylvania. The lease expires June 30, 2001. After that time, the lease becomes renewable yearly. Minimum future lease payments related to this lease are as follows:

        Year ending December 31, 2001 $  12,000

        Rent expense for the years ended December 31, 2000 and 1999 was $24,000 per year.


5. Concentration of credit risks

        The Corporation maintains its cash balance at one financial institution located in Pittsburgh, Pennsylvania. Accounts at financial institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2000 and 1999, the Corporation's uninsured cash balances totaled $0 and $54,186, respectively.


6. Accrued compensated absences

        As of December 31, 2000 and 1999, the Corporation had established no policy regarding the rate at which employees would earn vacation, sick and other similar leave. As a result, these financial statements contain no accrual for those items. It is the Corporation's intent that no amounts will be provided for these items until policies governing the items are formally established. In addition, the Corporation does not intend to ever incur an expense for any amounts "earned" prior to January 1, 2001.


7. Loss per share

        Basic and diluted earnings per share is calculated in accordance with FASB Statement No. 128, Earnings per Share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the requirements of Statement 128.

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999

8.    Issuance of common stock

        During the year ended December 31, 2000, the Corporation issued an additional 220,746 shares of common stock as a result of private offerings. In consideration for these shares, the Corporation received $412,600. Of that amount, $221 was recorded as common stock and $412,379 was recorded as paid-in capital. In addition to the private offerings, Wizzard Software Corp. issued 40,000 shares of common stock in exchange for services. The stated value of the services was $44,550 and is included in professional fees. The effect on common stock was to record $40 as common stock and $44,510 as paid-in capital.

        During the year ended December 31, 1999, Wizzard Software Corp. entered into a stock-for-stock exchange and subsequent merger with Abacus Software Services, Inc. in order to obtain a shareholder base in preparation for becoming a reporting company.

        However, during the year ended December 31, 2000, the Corporation entered into an agreement to rescind the merger with Abacus Software Services, Inc. This agreement represents the compromise of disputed claims between Wizzard Software Corp. and Abacus Software Services, Inc. As a result of this rescinding agreement, the Corporation made a one-time rescission payment of $3,000 to Abacus Software Services, Inc. Common stock was decreased by 149,133 shares, which was previously recorded as $149 of common stock and $1,342 of paid-in capital.

        As a result of the rescission of the merger, organization costs related to the merger were reversed and a portion of the prior year's amortization was recaptured. The recaptured amortization is included in other income.

9. Inventory

        Inventory as of December 31 consists of the following:

                                                    2000        1999

        Raw materials                          $    49,159  $   49,159
        Finished goods                              71,864      87,345

                                                $  121,023  $  136,504

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999

10.     Notes receivable

        During the year ended December 31, 2000, the Corporation received three separate promissory notes from Speech Solutions, Inc. totaling $29,999 plus accrued interest at 12.5% per annum, compounded monthly. Principal and interest are payable to Wizzard on demand. As of December 31, 2000, no payments have been received from Speech Solutions, Inc., and $1,311 interest has accrued on these notes.


11.Note payable   bridge loan

        Wizzard Software Corp. entered into a financing agreement on May 2, 2000 with Salvage Holdings, Inc. Under the terms of the agreement, the Corporation can borrow up to $1,000,000. As of December 31, 2000, the Corporation has borrowed $750,000. Principal and interest are due on August 10, 2001. Interest is calculated at 12.5% per annum. The note is convertible into the Corporation's common stock, $.001 par value. As additional consideration, the Corporation issued warrants to Salvage Holdings, Inc., to purchase 65,000 shares of common stock for each $500,000 borrowed by the Corporation. As of December 31, 2000, $45,747 interest has accrued on this note payable.


12.   Subsequent event

        On February 7, 2001, Wizzard Software Corp. completed a Plan of Reorganization and Stock Exchange Agreement (the "Wizzard Agreement") with Jensen Services, Inc. and Balanced Living, Inc. The Company heretofore known as "Wizzard Software Corp." became known as "Wizzard-
   Delaware," effective     February 7, 2001.  Certain stockholders of
   Wizzard-Delaware owning not less than 80% of the outstanding common stock of Wizzard-Delaware (the "Wizzard-Delaware Stockholders") entered into the Wizzard Agreement. As a result of the Wizzard Agreement, the Wizzard Delaware stockholders exchanged their shares in Wizzard-Delaware for 13,404,831 shares of the reorganized company. The reorganized company became a 96%-owned subsidiary of Balanced Living, Inc.

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999

12.Subsequent event (continued)

        As part of the Wizzard Agreement, Balanced Living, Inc. was required to amend its Articles of Incorporation to reflect this recapitalization of its common stock from 50,000,000 shares at a par value of $0.01 to 100,000,000 shares at $0.01 par value per share; to effect a 1.65 for 1 forward split of Balanced Living, Inc.'s outstanding shares of common stock; and the change its name to "Wizzard Software Corporation".

        Two conditions preceding the completion of the Wizzard Agreement were the cancellation of 3,725,000 of the 4,025,000 shares of Balanced Living, Inc.'s common stock owned by Jensen Services, Inc.; and the receipt of an acceptance of subscriptions for the purchase of a minimum of 500,000 shares of Balanced Living, Inc.'s common stock pursuant to a Confidential Private Offering Memorandum dated August 1, 2000, at a price of $1 per share. 531,000 shares of common stock were sold on this offering at the closing of the Wizzard Agreement for aggregate gross proceeds of $531,000. This offering will continue until the earlier of April 1, 2001 or the sale of 9,000,000 shares for aggregate gross proceeds of $9,000,000.

        Wizzard Software Corp. began publicly trading its common stock on February 9, 2001. Wizzard Software Corp. trades on the NASD Over the Counter Bulletin Board Market (OTCBB). The initial price offering was $6 per share.

                   SUPPLEMENTARY INFORMATION

   INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION




To the Board of Directors
Wizzard Software Corp.
Pittsburgh, Pennsylvania  15213



   Our report on our audits of the basic financial statements of Wizzard Software Corp. as of and for the years ended December 31, 2000 and 1999 appears on Page 1. Those audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information contained in Schedules I through III for the years ended December 31, 2000 and 1999 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Clinton, Maryland
February 19, 2001

                      WIZZARD SOFTWARE CORP.

           SCHEDULE I   SUMMARIES OF COST OF GOODS SOLD



                                                     Years ended December 31,
                                                     2000           1999
Inventory, January 1                                 $ 136,504  $  172,797

Add:
    Purchases                                           52,393      97,833

Total goods available for sale                         188,897     270,630

Less inventory - December 31                           121,023     136,504

Cost of goods sold                                  $   67,874  $  134,126

                     WIZZARD SOFTWARE CORP.

         SCHEDULE II - SUMMARIES OF OPERATING EXPENSES
                                                    Years ended December 31,
                                                      2000         1999
Advertising                                         $   20,035  $    8,794
Amortization                                             7,869       6,628
Auto expense                                               649         551
Bank charges                                             7,632       5,453
Broker fees                                              8,723       5,161

Business promotion                                         473       1,641
Cleaning services                                        2,435       2,010
Communications                                          22,425      16,339
Consulting fees                                        160,200           0
Contract labor                                           1,748       3,125

Depreciation                                            31,652      24,284
Director's fees                                         24,676       7,676
Dues and subscriptions                                     864         630
Employee benefits                                        3,610           0
Equipment rental                                        11,941      12,412

Insurance                                                9,419       5,605
Interest                                                47,244           0
Internet services                                       10,649      23,524
Licenses and fees                                        1,025         712
Marketing                                              212,403      54,812

Meals and entertainment                                 14,201       4,159
Office supplies                                         27,548      25,690
Payroll service                                          1,252       1,106
Postage and delivery                                    26,168      16,341
Printing and reproduction                               24,650       3,490

Professional fees                                      185,746      50,821
Rent                                                    24,000      24,000
Repairs                                                    103         185
Salaries   officers                                    161,992     123,992
Salaries   other                                       275,511     223,726

Taxes   payroll                                         34,484      29,827
Taxes   state franchise                                    282         200
Trade shows                                             41,785       5,118
Travel                                                  89,780      42,816
Utilities                                                3,476       2,900

Web site maintenance                                     7,344           0

                                                  $  1,503,994  $  733,728

                     WIZZARD SOFTWARE CORP.

           SCHEDULE III - SUMMARIES OF NET CHANGE IN
  RECEIVABLES, PAYABLES, INVENTORY, PREPAID AND ACCRUED ITEMS


                                                 Years ended December 31,
                                                      2000         1999

(Increase) decrease in receivables,
  inventory and prepaid items:
    Inventory                                    $    15,481   $   36,293
    Accounts receivable                                 (416)      16,690
    Notes receivable                                 (31,310)           0
    Intangible assets                                 (6,774)      (1,490)
    Prepaid expenses                                    (285)       7,530
    Deposits                                             973            0

                                                  $  (22,331)  $   59,023

Increase (decrease) in payables and
  accrued items:
    Trade accounts payable                        $   59,488   $   16,969
    Franchise taxes payable                           (1,100)         200
    Accrued expenses                                  45,747            0

                                                  $  104,135   $   17,169


     (b)  Pro Forma Financial Information.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                    AND WIZZARD SOFTWARE CORP.

         PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]


The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Wizzard Software Corporation (Formerly Balanced Living, Inc.) ("PARENT") as of December 31, 2000 and the balance sheet of Wizzard Software Corp. ("SUBSIDIARY") as of December 31, 2000, accounting for the transaction as a recapitalization of SUBSIDIARY with the issuance of shares for the net assets of PARENT (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the year. The transaction was not completed until February 7, 2001.

The following unaudited proforma condensed combined statement of operations combine the results of operations of PARENT for the year ended December 31, 2000 and the results of operations of SUBSIDIARY for the year ended December 31, 2000 as if the transaction had occurred as of the beginning of the period.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                    AND WIZZARD SOFTWARE CORP.

            PROFORMA CONDENSED COMBINED BALANCE SHEET

                         DECEMBER 31, 2000

                              ASSETS

                           [Unaudited]

                      Wizzard Software
                         Corporation
                     (Formerly Balanced  Wizzard Software
                        Living, Inc.)         Corp.        Proforma
                      December 31, 2000  December 31, 2000 Increase  Proforma
                           [Parent]        [Subsidiary]   (Decrease) Combined
                   _____________________ ________________ __________ ________
ASSETS:
 Cash                  $ 171,000            $  54,143 [A] $ 298,178 $ 523,321
 Accounts receivable           -                  416             -       416
 Inventory                     -              121,023             -   121,023
 Notes receivable              -               31,310             -    31,310
 Prepaid expenses              -                  285             -       285
 Property and
  equipment, net               -              150,178             -   150,178
 Other assets, net        29,517               10,044 [A]   (29,517)   10,044
                       _________            _________     _________  ________
                       $ 200,517            $ 367,399     $ 265,196 $ 836,577

See Notes To Unaudited Proforma Condensed Financial Statements.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                    AND WIZZARD SOFTWARE CORP.

            PROFORMA CONDENSED COMBINED BALANCE SHEET

                        DECEMBER 31, 2000

               LIABILITIES AND STOCKHOLDERS' EQUITY

                           [Unaudited]
                      Wizzard Software
                         Corporation
                     (Formerly Balanced  Wizzard Software
                        Living, Inc.)         Corp.        Proforma
                      December 31, 2000  December 31, 2000 Increase  Proforma
                           [Parent]        [Subsidiary]   (Decrease) Combined
                   _____________________ ________________ __________ ________
LIABILITIES:
 Notes payable         $       -            $ 750,000             - $ 750,000

 Accounts payable and
 Accrued liabilities      32,982              140,884  [A]  (29,517)  144,349
 Advances from investors 171,000                    -  [A] (171,000)        -
                       _________            _________     _________  ________

    Total Liabilities    203,982              890,884      (203,982)  894,349
                       _________            _________     _________  ________

STOCKHOLDERS' EQUITY:
 Non-controlling
 interest in Subsidiary        -                    - [C]         -         -
                                                      [A]       531
                                                      [B]      (215)
 Common Stock              5,722               13,620 [D]    (3,725)   15,933
                                                      [A]   468,647
                                                      [B]       215
 Par value in excess of                               [B]  (645,327)
 contributed capital     636,140            2,373,837 [D]     3,725 2,837,237
 Retained deficit       (645,327)          (2,910,942)[B]   645,327(2,910,942)
                       _________            _________     _________  ________
   Total Stockholders'
   Equity (Deficit)       (3,465)            (523,485)      469,178   (57,772)
                       _________            _________     _________  ________
                       $ 200,517            $ 367,399     $ 265,196  $836,577
                       _________            _________     _________  ________

See Notes To Unaudited Proforma Condensed Financial Statements.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                 AND WIZZARD SOFTWARE CORPORATION

       PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           [Unaudited]
                      Wizzard Software
                         Corporation
                     (Formerly Balanced  Wizzard Software
                        Living, Inc.)         Corp.        Proforma
                      December 31, 2000  December 31, 2000 Increase  Proforma
                           [Parent]        [Subsidiary]   (Decrease) Combined
                   _____________________ ________________ __________ ________
REVENUE                 $            -   $   189,625            - $   189,625

COST OF SALE                         -        67,874            -      67,874
                   ___________________    __________    _________  __________

GROSS PROFIT                         -       121,751            -     121,751

EXPENSES:
 General and
 administrative                 34,465     1,503,994            -   1,538,459
                   ___________________    __________    _________  __________
 Total expenses                 34,465     1,503,994            -   1,538,459
                   ___________________    __________    _________  __________
(LOSS) FROM
  OPERATIONS                   (34,465)   (1,382,243)           -  (1,416,708)
                   ___________________    __________    _________  __________
OTHER INCOME                         -         1,573            -       1,573
                   ___________________    __________    _________  __________
(LOSS) BEFORE INCOME
  TAXES                        (34,465)   (1,380,670)           -  (1,415,135)

INCOME TAXES EXPENSE                 -             -            -           -
                   ___________________    __________    _________  __________

(LOSS) BEFORE
  DISCONTINUED
  OPERATIONS                   (34,465)   (1,380,670)           -  (1,415,135)

 INCOME FROM
  DISCONTINUED
  OPERATIONS                   123,006             -            -     123,006
                   ___________________    __________    _________  __________
NET (LOSS)                    $ 88,541   $(1,380,670)   $       - $(1,292,129)
                   ___________________    __________    _________  __________
BASIC NET (LOSS)
PER COMMON SHARE                                                  $      (.08)
                                                                   __________

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                 AND WIZZARD SOFTWARE CORPORATION

    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]


NOTE 1   WIZZARD SOFTWARE CORPORATION (Formerly Balanced Living, Inc.)

 Wizzard Software Corporation [Parent] a Colorado corporation, was organized on July 1, 1998. The Company has not raised significant revenue from planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company was engaged in the business of holding motivational seminars, and selling books and other motivational products. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

NOTE 2   WIZZARD SOFTWARE CORP

 Wizzard Software Corp. [Subsidiary], was incorporated on February 29, 1996 under the laws of the State of Delaware. The Corporation engages primarily in the development, sale, and service of computer software products.

NOTE 3   PROFORMA ADJUSTMENTS

 On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, through the issuance 13,404,831 shares of Parents common stock for 96% of Subsidiary or 13,049,000 of 13,620,472 outstanding at December 31, 2000. The merger was accounted for as a recapitalization of the Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent. In connection with the agreement, 3,725,000 shares of the parent's common stock were contributed back and canceled. The Company also amended it's articles of incorporation to increase the authorized number of common shares to 100,000,000, to effected a 1.65 to 1 forward stock split and to change the name of the Company to Wizzard Software Corporation.

 As of February 7, 2001, 531,000 shares of common stock were sold in connection with the Company's confidential private placement offering for aggregate gross proceeds of $531,000. This offering will continue until the earlier of April 1, 2001 or until the sale of 9,000,000 shares of the company's Common stock.

 Proforma adjustments on the attached financial statements include the following:

     [A] To record the sell of 531,000 shares of common stock in connection with the Company's confidential private placement offering. As of February 7, 2001, aggregate gross proceeds of $531,000 had been received of which $171,000 had been recorded as advances from investors on Parent's December 31, 2000 financial statements. The remaining $360,000 was recorded as cash receipts net of paying deferred stock offering cost of $61,822. This offering will continue until the earlier of April 1, 2001 or the sale of 9,000,000 shares of the company's Common stock.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                 AND WIZZARD SOFTWARE CORPORATION

    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]

NOTE 3   PROFORMA ADJUSTMENTS [Continued]

     [B] To record the acquisition of a 96% interest in the SUBSIDIARY by PARENT through the issuance of 13,404,831 shares of post-split common stock for 13,090,000 shares of the subsidiary and eliminate the retained earned deficit of Parent prior to the date of the acquisition. The ownership interests of the former owners of Subsidiary in the combined enterprise will be greater than the ongoing shareholders of Parent and, accordingly, the management of Subsidiary will assume operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of Subsidiary, wherein Subsidiary purchased the assets of PARENT and accounted for the transaction as a "Reverse Purchase" for accounting purposes.

     [C] No amount has been reflected for the non-controlling interest in the SUBSIDIARY due to a total stockholder's deficit of $(523,485) at December 31, 2000. There were approximately 545,938 shares held by non-controlling individuals or approximately 4% of the outstanding shares of the Subsidiary.

     [D] To record the contribution and cancellation of 3,725,000 shares of PARENT'S common stock.

NOTE 4   PROFORMA (LOSS) PER SHARE

 The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition and the limited offering, as though all shares issued in the acquisition and limited offering had been outstanding from the beginning of the periods presented.


                                                    Proforma
                                                    Combined
                                                 ______________

   Weighted average shares
        considered to be outstanding                15,932,782
                                                  ______________

          (c)  Exhibits.

Exhibit No.      Exhibit Description
-----------      -------------------

None.

                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WIZZARD SOFTWARE CORPORATION



Date: 4/04/01                 By/s/Christopher J. Spencer
      -------                 ---------------------------
                              President, CEO and Director